EXECUTION VERSION

Exhibit 10.1

RETIREMENT AND NONCOMPETITION AGREEMENT

THIS RETIREMENT AND NONCOMPETITION AGREEMENT (this “Agreement”), dated as of December 9, 2016 (the “Transition Date”), is entered into by and between Chipotle Mexican Grill, Inc., a Delaware corporation (the “Company”), and Montgomery F. Moran (the “Executive”).

WHEREAS, the Executive currently serves as (a) Co-Chief Executive Officer and Secretary of the Company, and (b) a member of the Board of Directors of the Company (the “Board”);

WHEREAS, pursuant to this Agreement the Executive is providing six months’ written notice to the Chairman and other Co-Chief Executive Officer of the Company of his retirement from the Company, effective as of June 9, 2017 (the “Retirement Date”);

WHEREAS, effective as of the Transition Date, the Executive will cease to serve as a member of the Board and as an executive officer of the Company, and during the period between the Transition Date and the Retirement Date (the “Transition Period”), will serve as a non-executive employee of the Company;

WHEREAS, the Executive has invaluable knowledge and expertise regarding the business of the Company; and

WHEREAS, the Company and the Executive now desire to enter into a mutually satisfactory arrangement concerning, among other things, the Executive’s employment with the Company during the Transition Period, the Executive’s separation from service with the Company on the Retirement Date, post-employment noncompetition covenant to which the Executive will be subject, and other matters related thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Separation from Service.

(a) Retirement. The Executive hereby gives notice of his Retirement on the Retirement Date to the Chairman and other Co-Chief Executive Officer of the Company, and the Company and the Executive hereby acknowledge and agree that the Executive’s employment with the Company shall terminate as a result of the Executive’s retirement on the Retirement Date. The Retirement Date shall be deemed to be the date of separation from service, and the date that employment ends, for purposes of all applicable employee benefit and equity compensation plans or programs, agreements, policies, and arrangements of the Company and its affiliates in which the Executive participated or to which the Executive was a party (the “Company Plans”).

(b) Resignation of Officer and Director Positions. The Executive acknowledges and agrees that, effective on the Transition Date and by virtue of executing this Agreement, and without any further action by the Company or the Executive, the Executive hereby resigns the Executive’s position as Co-Chief Executive Officer and Secretary, as a member of the Board, and as a member of the board of directors of, or as a director, manager, or officer of any of the Company’s affiliates.

(c) Acknowledgments. The Executive acknowledges and agrees that for purposes of all Company Plans, the resignation by the Executive of his officer and director positions with the Company as of the Transition Date and retirement of the Executive as of the Retirement Date shall be a voluntary separation. Moreover, in the case of any such Company Plan that includes the concept of resignation with “good reason” or a similar term of like meaning, the Executive agrees that such resignation and retirement shall be considered to have been made without “good reason” or such similar term. From and after the Transition Date, the Executive waives any right to resign from the Company and its affiliates for “good reason” or a similar term of like meaning for purposes of any Company Plan, if applicable.

(d) Release of Claims. In consideration of the payments and benefits to be provided to the Executive under this Agreement, within 21 days following the Transition Date, the Executive shall execute and deliver to the Company a general release of claims in the form attached hereto as Exhibit A (the “Release”) and shall not revoke such Release. If the Executive does not execute and deliver the Release within such 21-day period or revokes the Release in the time period set forth therein, this Agreement shall be null and void ab initio and of no force or effect.

2. Transition Period. During the Transition Period, subject to the Executive’s continued employment with the Company and his compliance with the terms of this Agreement:

(a) Position and Duties. The Executive shall serve as a non-executive employee of the Company and shall be available to provide general advisory services with respect to the business of the Company generally, and as to specific matters with respect to which he has knowledge, as reasonably requested by the Board or the Chief Executive Officer of the Company.

(b) Base Salary. The Company shall pay the Executive a base salary at an annualized amount equal to his annual base salary as of the Transition Date, payable in accordance with the Company’s regular payroll practices.

(c) 2016 Bonus. The Company shall pay to the Executive his full bonus for the 2016 calendar year under the 2014 Cash Incentive Plan and the Annual Incentive Plan based on actual performance of the Company pursuant to the current terms of such Plans and the bonus criteria previously established by the Board (and based upon the level of participation previously established for the Executive), applied to the Executive on a basis no less favorable than applied to other executive officers of the Company.

(d) No Other Incentive Compensation. Other than as set forth in Sections 2(c) and 3(b), the Executive shall not be eligible for payments or awards under the Company’s bonus or equity incentive plans.

(e) Benefits; Perquisites. The Executive shall be provided with employee benefits, fringe benefits, and perquisites as are provided to the Company’s senior executives from time to time.

(f) Expense Reimbursement. The Company shall reimburse the Executive for all reasonable expenses incurred by him in the performance of his duties under this Section 2 in accordance with the Company’s policies applicable to the Company’s employees generally as in effect from time to time.

(g) Termination of Employment. During the Transition Period, the Company may not terminate the Executive’s employment other than for “Cause” (as defined below). During the Transition Period, the Executive may resign his employment prior to the Retirement Date for any reason; provided, however, that the Executive shall forfeit his rights to the benefits set forth in Sections 3(b), 3(c), and 3(d) upon any such resignation. For purposes of this Agreement, “Cause” means the termination of the Executive’s employment with the Company on account of: (i) the Executive’s willful misconduct or gross negligence, which is materially injurious to the Company; (ii) the Executive’s conviction of, or plea of guilty or nolo contendere to, any crime involving a felony; or (iii) the Executive’s unauthorized removal from the premises of the Company of any document (in any medium or form) relating to the Company or the customers of the Company.

3. Separation Payments and Benefits.

(a) Accrued Obligations. As soon as practicable after the Retirement Date, the Executive shall receive a payment equal to the Executive’s accrued but unpaid salary and accrued but unused paid time off through the Retirement Date. Following the Retirement Date, the Executive shall also be entitled to any vested amounts arising from the Executive’s participation in, or benefits under, any Company Plans (including, without limitation, the Chipotle Mexican Grill, Inc. Supplemental Deferred Investment Plan), which amounts shall be payable in accordance with the terms and conditions of such Company Plans and applicable law.

(b) Treatment of Outstanding Equity Awards. Subject to the Executive’s continued employment through the Retirement Date and the Executive’s execution and delivery of a general release of claims in the form attached hereto as Exhibit B within 10 business days following the Retirement Date:

(i) Stock Appreciation Rights. Pursuant to the terms of the applicable award agreement, (A) any outstanding award of stock appreciation rights (each, a “SAR Award”) granted to the Executive under the Equity Plan that is subject only to service-based vesting conditions and unvested as of the Retirement Date shall vest in accordance with its applicable terms with respect to the retirement of an individual who satisfies the criteria for classification as a “Retiree” (with the understanding that, as of the Transition Date, all service-based SARs held by the Executive are vested other than a portion of those granted on February 3, 2014, which are scheduled by their terms to vest on February 3, 2017, which is prior to the Retirement Date); (B) any outstanding SAR Award that is subject to performance-based vesting conditions and unvested as of the Retirement Date shall remain outstanding and vest to the extent the applicable performance condition is satisfied as applied on the same basis as to other executives generally, and (C) all outstanding SAR Awards shall remain exercisable until the date provided under the applicable award agreement with respect to the retirement of an individual who satisfies the criteria for classification as a “Retiree.” Exhibit C hereto sets forth, with respect to each SAR Award held by the Executive as of the Transition Date, (i) the grant date of such SAR Award, (ii) the number of shares subject to such SAR Award, (iii) the exercise price of such SAR Award, (iv) the vesting status of such SAR Award as of the Transition Date, and (v) the expected expiration date of such SAR Award assuming the Executive retires as of the Retirement Date.

(ii) Performance Share Awards. Pursuant to the terms of the applicable award agreement with respect to the retirement of an individual who satisfies the criteria for classification as a “Retiree”, each outstanding performance share award (each, a “PSA”) granted under the Equity Plan that is held by the Executive as of the Retirement Date shall remain outstanding and, upon completion of the applicable performance period, a prorated portion of such award (determined as provided in the applicable award agreement) shall vest based on actual performance as set forth in the applicable award agreement and as applied on the same basis as to other executives generally. Exhibit C hereto sets forth each outstanding PSA held by the Executive as of the Transition Date.

(c) Personal Vehicle. Subject to the Executive’s continued employment through the Retirement Date, promptly following the Retirement Date, the Company shall transfer title to the Executive’s Company-provided vehicle to the Executive, without cost to the Executive.

(d) Certain Property. Subject to the Executive’s continued employment through the Retirement Date, the Executive shall be permitted to retain his Company-issued laptop computer following the Retirement Date; provided that the Executive shall return to the Company or delete from such computer any “Confidential Information” (as defined below), and the Company shall be permitted to take such actions as it determines necessary to ensure that such deletion or return has occurred, including, without limitation, taking possession of such computer for a reasonable period of time following the Retirement Date. The Executive shall also be permitted to retain the removable filing cabinets in his office.

4. Indemnification and D&O Insurance. For the duration of any applicable statute of limitations regarding actions or omissions of the Executive while employed by the Company or serving on the Board, (i) the Executive shall be entitled to indemnification and advancement of expenses on a basis that is no less favorable than that provided to other directors and officers of the Company under (A) the Amended and Restated Certificate of Incorporation of the Company, (B) the Amended and Restated Bylaws of the Company, and (C) any other organizational documents of any subsidiary of the Company, in each case, as in effect from time to time; and (ii) the Executive shall be provided coverage under the Company’s directors’ and officers’ liability insurance policy on a basis that is no less favorable than the coverage provided to the Company’s directors and officers generally from time to time. For the avoidance of doubt, the existing Indemnification Agreement between the Company and the Executive, dated April 30, 2007, and attached hereto as Exhibit D, shall remain in full force and effect in accordance with its terms, and the Executive shall be entitled to all rights thereunder with respect to any action or omission of the Executive during the Transition Period as if the Executive were a director or officer of the Company.

5. Press Release. The Company shall issue a press release announcing the retirement of the Executive on the Transition Date, which such press release shall be consistent with the terms of this Agreement.

6. Restrictive Covenants.

(a) Noncompetition. The Executive acknowledges that, in the course of his employment with and service to the Company and its affiliates (including their predecessor and any successor entities), the Executive has become familiar with the Company’s and its affiliates’ trade secrets and the Executive has obtained other secret or confidential information, knowledge, or data concerning the Company’s and its affiliates’ businesses, strategies, operations, clients, customers, prospects, financial affairs, organizational and personnel matters, policies, procedures, and other nonpublic matters, or concerning those of third parties (“Confidential Information”), and that the Executive’s employment with the Company has been of special, unique, and extraordinary value to the Company and its affiliates. Therefore, the Executive agrees that, during the period commencing on the date on which the Executive’s employment terminates (the “Termination Date”) and ending on the second anniversary of the Termination Date, the Executive shall not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, director, consultant, independent contractor, or otherwise, and whether or not for compensation), or render services, advice, or assistance in any capacity to, a “Competing Business” (as defined below) anywhere in the continental United States where the Company or any of its affiliates conducts business. For purposes of this Agreement, a “Competing Business” shall mean any person, firm, corporation, or other entity, in whatever form, that operates fast-casual, quick-service, or casual dining restaurants (including, but not limited to, multi-unit, multi-market Mexican food, or burrito restaurant concepts offering dine-in, carry-out, catering, and delivery services). Nothing herein shall prohibit the Executive from being a passive owner of not more than 1% of the outstanding equity interest in any entity that is publicly traded, so long as the Executive has no active participation in the business of such entity.

(b) Remedies. The Executive acknowledges and agrees that: (i) the purpose of the noncompetition covenant contained in Section 6(a) is to protect the goodwill and trade secrets and other Confidential Information of the Company; and (ii) because of the nature of the business in which the Company and its affiliates are engaged and because of the nature of the trade secrets and other Confidential Information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the Company if the Executive breached the noncompetition covenant in Section 6(a). The Executive understands that the noncompetition covenant may limit the Executive’s ability to earn a livelihood in a Competing Business. The Executive acknowledges that the Company would be irreparably injured by a violation of Section 6(a) and that it is impossible to measure in money the damages that will accrue to the Company by reason of a failure by the Executive to perform any of the Executive’s obligations under Section 6(a). Accordingly, if the Company institutes any action or proceeding to enforce any of the provisions of Section 6(a), to the extent permitted by applicable law, the Executive hereby waives the claim or defense that the Company has an adequate remedy at law or that such covenants are unfair or unreasonable, are not supported by sufficient or valid consideration, or impose any greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company, and the Executive shall not urge any such claim or defense in any such action or proceeding. In the event of the Executive’s breach of Section 6(a), (A) any outstanding and unexercised SAR Awards shall be cancelled without consideration upon such breach, and (B) any outstanding unvested PSAs shall be cancelled without consideration upon such breach. The Company shall respond promptly to any inquiry by the Executive regarding whether a proposed action to be taken by the Executive would constitute a breach of Section 6(a). Furthermore, in addition to the remedies mentioned in the immediately preceding sentence and other remedies that may be available, the Company shall be entitled to specific performance and other injunctive relief, without the requirement to post a bond. If any portion of the covenant set forth in Section 6(a) is finally held to be invalid, illegal, or unenforceable (whether in whole or in part), such covenant shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability and the remaining covenants shall not be affected thereby.

7. Section 409A.

(a) The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Code and the regulations and guidance promulgated thereunder, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. For purposes of Section 409A of the Code, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that is considered nonqualified deferred compensation.

(b) With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Code, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred.

8. Miscellaneous.

(a) Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by, as applicable, the Company and the Executive and their respective personal or legal representatives, executors, administrators, successors, assigns, heirs, distributees, and legatees. This Agreement is personal in nature and the Executive shall not, without the written consent of the Company, assign, transfer, or delegate this Agreement or any rights or obligations hereunder.

(b) Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without giving effect to such state’s laws and principles regarding the conflict of laws. The Company and the Executive (i) agree that any suit, action, or legal proceeding with respect to this Agreement shall be brought in the courts of record of the State of Colorado in Denver County or the court of the United States, District of Colorado; (ii) consent to the jurisdiction of each such court in any suit, action, or proceeding; and (iii) waive any objection that they may have to the laying of venue of any such suit, action, or proceeding in any of such courts.

(c) Amendment; Entire Agreement. No provision of this Agreement may be amended, modified, waived, or discharged unless such amendment, modification, waiver, or discharge is agreed to in writing and such writing is signed by the Company and the Executive. From and after the date hereof, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, except as otherwise explicitly provided herein.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

if to the Executive:

At the address most recently on the books and records of the Company.

if to the Company:

Chipotle Mexican Grill, Inc.

1401 Wynkoop Street

Suite 500

Denver, Colorado 80202

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Messner Reeves LLP

1430 Wynkoop Street

Suite 300

Denver, Colorado 80202

Attention: Bryant “Corky” Messner, Esq.

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(e) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local, or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. In addition, the Company may report the value of any benefits provided under this Agreement to the applicable tax authorities as required by any applicable law or regulation.

(f) Headings. The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

CHIPOTLE MEXICAN GRILL, INC.

By:	/s/ Steve Ells
	Name:	Steve Ells
	Title:	Co-Chief Executive Officer

EXECUTIVE

/s/ Montgomery Moran
Montgomery F. Moran

[Signature Page to Retirement and Noncompetition Agreement]

EXHIBIT A

GENERAL RELEASE OF CLAIMS

1. I, Montgomery F. Moran, for and in consideration of certain payments to be made and the benefits to be provided to me under the Separation and Noncompetition Agreement, dated as of December 9, 2016 (the “Agreement”), with Chipotle Mexican Grill, Inc., a Delaware corporation (the “Company”), on the date this General Release becomes irrevocable, and conditioned upon such payments and provisions, and subject to the provisions of Paragraphs 2, 3, and 4, do hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company and each of its past or present subsidiaries and affiliates, its and their past or present officers, directors, stockholders, employees, and agents, their respective successors and assigns, heirs, executors, and administrators, the pension and employee benefit plans of the Company, or of its past or present subsidiaries or affiliates, and the past or present trustees, administrators, agents, or employees of the pension and employee benefit plans (hereinafter collectively included within the term the “Company”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims, and demands whatsoever in law or in equity, whether known or unknown, which I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, by reason of any matter, cause, or thing whatsoever from the beginning of my employment with or service to the Company to the date hereof and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship and the termination of my employment relationship with the Company, including, but not limited to: (a) any and all claims for monetary damages that have been asserted, could have been asserted, or could be asserted now or in the future under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, the Older Workers Benefit Protection Act of 1990 (“OWBPA”), Title VII of the Civil Rights Act of 1964, as amended, and the Americans with Disabilities Act of 1990, as amended; (b) any and all claims under any federal, state, or local laws, including any claims under the Rehabilitation Act of 1973, as amended, the Worker Adjustment and Retraining Notification Act of 1988, the Family and Medical Leave Act of 1993, and the Employee Retirement Income Security Act of 1974, as amended; (c) any and all other claims under any local statutes under which I can waive my rights; (d) any and all claims pursuant to any contracts between the Company and me; (e) any common law claims now or hereafter recognized; and (f) all claims for attorneys’ fees and costs.

2. This General Release shall not apply to (a) any entitlements under the terms of the Agreement or under any other plans or programs of the Company in which I participated and under which I have accrued and become entitled to a benefit (including any equity compensation program), other than under any Company separation or severance plan or programs; (b) rights to indemnification I may have under the bylaws of the Company, applicable law, any other agreement between the Company and me, or as an insured under any directors’ and officers’ liability insurance policy now or previously in force; (c) any right I may have as a stockholder of the Company; and (d) any right I may have to obtain contribution in the event of the entry of judgment against me as a result of any act or failure to act for which both I and the Company or any of its officers, directors or employees are jointly responsible.

3. The foregoing shall in no event apply to any claims that, as a matter of applicable law, are not waivable. The Company and I agree that nothing in this General Release prevents or prohibits me from: (a) making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this General Release or the Agreement, or as required by law or legal process; (b) participating, cooperating, or testifying in any charge, action, investigation, or proceeding with, or providing information to, any self-regulatory organization, governmental agency, or legislative body, and/or pursuant to the Sarbanes-Oxley Act, including but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission (each a “Governmental Agency”), or to testify, assist or participate in any investigation, hearing or proceeding conducted by a Governmental Agency; (c) filing, testifying, participating in, or otherwise assisting in a proceeding relating to an alleged violation of any federal, state, or municipal law relating to fraud; or (d) challenging the knowing and voluntary nature of the release of ADEA claims pursuant to the OWBPA. To the extent permitted by law, upon receipt of any subpoena, court order, or other legal process compelling the disclosure of any such information or documents, I agree to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. To the fullest extent provided by law, I agree and acknowledge, however, that I am waiving any right to recover monetary damages in connection with any such charge, action, investigation, or proceeding. To the extent I receive any monetary relief in connection with any such charge, action, investigation, or proceeding, the Company will be entitled to an offset for the benefits made pursuant to this General Release, to the fullest extent provided by law.

4. The Company and I further agree that the Equal Employment Opportunity Commission (“EEOC”) and comparable state or local agencies have the authority to carry out their statutory duties by investigating charges, issuing determinations, and filing lawsuits in federal or state court in their own name, or taking any action authorized by the EEOC or comparable state or local agencies. I retain the right to participate in any such action and to seek any appropriate non-monetary relief. I retain the right to communicate with the EEOC and comparable state or local agencies and such communication can be initiated by me or in response to the government and such right is not limited by any non-disparagement claims. The Company and I agree that communication with employees plays a critical role in the EEOC’s enforcement process because employees inform the agency of employer practices that might violate the law. For this reason, the right to communicate with the EEOC is a right that is protected by federal law and neither this General Release nor the Agreement prohibit or interfere with those rights. Notwithstanding the foregoing, I agree to waive any right to recover monetary damages in any charge, complaint, or lawsuit filed by me or by anyone else on my behalf in connection with any proceeding involving the EEOC or comparable state or local agencies.

5. Subject to the limitations of Paragraphs 2, 3, and 4, I expressly waive all rights afforded by any statute that expressly limits the effect of a release with respect to unknown claims. I understand the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims.

6. I hereby agree and recognize that my employment by the Company will be permanently and irrevocably severed on the “Retirement Date” (as defined in the Agreement), and the Company has no obligation, contractual or otherwise, to me to hire, rehire, or reemploy me following the Retirement Date. I acknowledge that the terms of the Agreement provide me with payments and benefits that are in addition to any amounts to which I otherwise would have been entitled.

7. I hereby agree and acknowledge that the payments and benefits provided by the Company are to bring about an amicable resolution of my employment arrangements and are not to be construed as an admission of any violation of any federal, state, or local statute or regulation, or of any duty owed by the Company and that the Agreement was, and this General Release is, executed voluntarily to provide an amicable resolution of my employment relationship with the Company.

8. I hereby certify that I have read the terms of this Release, that I have been advised by the Company to discuss it with my attorney, that I have received the advice of counsel, and that I understand its terms and effects. I acknowledge, further, that I am executing this Release of my own volition with a full understanding of its terms and effects and with the intention of releasing all claims recited herein in exchange for the consideration described in the Agreement, which I acknowledge is adequate and satisfactory to me. None of the above named parties, nor their agents, representatives, or attorneys have made any representations to me concerning the terms or effects of this Release other than those contained herein.

9. I hereby acknowledge that I have been informed that I have the right to consider this Release for a period of 21 days prior to execution. I also understand that I have the right to revoke this Release for a period of seven days following execution by giving written notice to the Company at 1401 Wynkoop Street, Suite 500, Denver, Colorado 80202, Attention: General Counsel, with copy (which shall not constitute notice) to Messner Reeves LLP, 1430 Wynkoop Street, Suite 300, Denver, Colorado 80202, Attention: Bryant “Corky” Messner, Esq.

[Signature Page Follows]

Intending to be legally bound hereby, I execute the foregoing General Release this          day of December 2016.

Montgomery F. Moran

[Signature Page to General Release of Claims]

EXHIBIT B

GENERAL RELEASE OF CLAIMS

1. I, Montgomery F. Moran, for and in consideration of certain payments to be made and the benefits to be provided to me under the Separation and Noncompetition Agreement, dated as of December 9, 2016 (the “Agreement”), with Chipotle Mexican Grill, Inc., a Delaware corporation (the “Company”), as of the date hereof, and conditioned upon such payments and provisions, and subject to the provisions of Paragraphs 2, 3, and 4, do hereby REMISE, RELEASE, AND FOREVER DISCHARGE the Company and each of its past or present subsidiaries and affiliates, its and their past or present officers, directors, stockholders, employees, and agents, their respective successors and assigns, heirs, executors, and administrators, the pension and employee benefit plans of the Company, or of its past or present subsidiaries or affiliates, and the past or present trustees, administrators, agents, or employees of the pension and employee benefit plans (hereinafter collectively included within the term the “Company”), acting in any capacity whatsoever, of and from any and all manner of actions and causes of actions, suits, debts, claims, and demands whatsoever in law or in equity, whether known or unknown, which I ever had, now have, or hereafter may have, or which my heirs, executors or administrators hereafter may have, by reason of any matter, cause, or thing whatsoever from the beginning of my employment with or service to the Company to the date hereof and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to my employment relationship and the termination of my employment relationship with the Company, including, but not limited to: (a) any and all claims for monetary damages that have been asserted, could have been asserted, or could be asserted now or in the future under Title VII of the Civil Rights Act of 1964, as amended, and the Americans with Disabilities Act of 1990, as amended; (b) any and all claims under any federal, state, or local laws, including any claims under the Rehabilitation Act of 1973, as amended, the Worker Adjustment and Retraining Notification Act of 1988, the Family and Medical Leave Act of 1993, and the Employee Retirement Income Security Act of 1974, as amended; (c) any and all other claims under any local statutes under which I can waive my rights; (d) any and all claims pursuant to any contracts between the Company and me; (e) any common law claims now or hereafter recognized; and (f) all claims for attorneys’ fees and costs.

2. This General Release shall not apply to (a) any entitlements under the terms of the Agreement or under any other plans or programs of the Company in which I participated and under which I have accrued and become entitled to a benefit (including any equity compensation program), other than under any Company separation or severance plan or programs; (b) rights to indemnification I may have under the bylaws of the Company, applicable law, any other agreement between the Company and me, or as an insured under any directors’ and officers’ liability insurance policy now or previously in force; (c) any right I may have as a stockholder of the Company; and (d) any right I may have to obtain contribution in the event of the entry of judgment against me as a result of any act or failure to act for which both I and the Company or any of its officers, directors or employees are jointly responsible.

3. The foregoing shall in no event apply to any claims that, as a matter of applicable law, are not waivable. The Company and I agree that nothing in this General Release prevents or prohibits me from: (a) making any disclosure of relevant and necessary information or documents in connection with any charge, action, investigation, or proceeding relating to this General Release or the Agreement, or as required by law or legal process; (b) participating, cooperating, or testifying in any charge, action, investigation, or proceeding with, or providing information to, any self-regulatory organization, governmental agency, or legislative body, and/or pursuant to the Sarbanes-Oxley Act, including but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other self-regulatory organization or any other federal, state or local governmental agency or commission (each a “Governmental Agency”), or to testify, assist or participate in any investigation, hearing or proceeding conducted by a Governmental Agency; or (c) filing, testifying, participating in, or otherwise assisting in a proceeding relating to an alleged violation of any federal, state, or municipal law relating to fraud. To the extent permitted by law, upon receipt of any subpoena, court order, or other legal process compelling the disclosure of any such information or documents, I agree to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. To the fullest extent provided by law, I agree and acknowledge, however, that I am waiving any right to recover monetary damages in connection with any such charge, action, investigation, or proceeding. To the extent I receive any monetary relief in connection with any such charge, action, investigation, or proceeding, the Company will be entitled to an offset for the benefits made pursuant to this General Release, to the fullest extent provided by law.

4. The Company and I further agree that the Equal Employment Opportunity Commission (“EEOC”) and comparable state or local agencies have the authority to carry out their statutory duties by investigating charges, issuing determinations, and filing lawsuits in federal or state court in their own name, or taking any action authorized by the EEOC or comparable state or local agencies. I retain the right to participate in any such action and to seek any appropriate non-monetary relief. I retain the right to communicate with the EEOC and comparable state or local agencies and such communication can be initiated by me or in response to the government and such right is not limited by any non-disparagement claims. The Company and I agree that communication with employees plays a critical role in the EEOC’s enforcement process because employees inform the agency of employer practices that might violate the law. For this reason, the right to communicate with the EEOC is a right that is protected by federal law and neither this General Release nor the Agreement prohibit or interfere with those rights. Notwithstanding the foregoing, I agree to waive any right to recover monetary damages in any charge, complaint, or lawsuit filed by me or by anyone else on my behalf in connection with any proceeding involving the EEOC or comparable state or local agencies.

5. Subject to the limitations of Paragraphs 2, 3, and 4, I expressly waive all rights afforded by any statute that expressly limits the effect of a release with respect to unknown claims. I understand the significance of this release of unknown claims and the waiver of statutory protection against a release of unknown claims.

6. I hereby agree and recognize that my employment by the Company was permanently and irrevocably severed on the “Retirement Date” (as defined in the Agreement), and the Company has no obligation, contractual or otherwise, to me to hire, rehire, or reemploy me in the future. I acknowledge that the terms of the Agreement provide me with payments and benefits that are in addition to any amounts to which I otherwise would have been entitled.

7. I hereby agree and acknowledge that the payments and benefits provided by the Company are to bring about an amicable resolution of my employment arrangements and are not to be construed as an admission of any violation of any federal, state, or local statute or regulation, or of any duty owed by the Company and that the Agreement was, and this General Release is, executed voluntarily to provide an amicable resolution of my employment relationship with the Company.

8. I hereby certify that I have read the terms of this Release, that I have been advised by the Company to discuss it with my attorney, that I have received the advice of counsel, and that I understand its terms and effects. I acknowledge, further, that I am executing this Release of my own volition with a full understanding of its terms and effects and with the intention of releasing all claims recited herein in exchange for the consideration described in the Agreement, which I acknowledge is adequate and satisfactory to me. None of the above named parties, nor their agents, representatives, or attorneys have made any representations to me concerning the terms or effects of this Release other than those contained herein.

9. I hereby acknowledge that this Release shall become effective upon my execution of this Release.

[Signature Page Follows]

Intending to be legally bound hereby, I execute the foregoing General Release this          day of June 2017.

Montgomery F. Moran

[Signature Page to General Release of Claims]

EXHIBIT C

OUTSTANDING EQUITY AWARDS

Vested SAR Awards

Grant Date	Number of Shares	Exercise Price	Expiration Date as Determined Under Award Agreement
2/6/2012	30,000	$371.63	2/6/2019	[1]
2/6/2012	70,000	$371.63	2/6/2019
2/7/2013	75,000	$318.45	2/7/2020	[2]
2/7/2013	75,000	$318.45	2/7/2020
2/3/2014	43,750	$543.20	6/9/2020	[3]
2/3/2014	43,750	$543.20	2/3/2021

Unvested SAR Awards

Grant Date	Number of Shares	Exercise Price	Expiration Date as Determined Under Award Agreement
2/3/2014	43,750	$543.20	6/9/2020	[4]
2/3/2014	43,750	$543.20	2/3/2021	[5]

Unvested Performance Share Awards

Grant Date	Number of Shares (at Target)
2/20/2015	14,887
2/3/2016	27,000

[1]	2012 Service-based SARs will expire on the original expiration date, which is earlier than the third anniversary of the Retirement Date.
[2]	2013 Service-based SARs will expire on the original expiration date, which is earlier than the third anniversary of the Retirement Date.
[3]	Third anniversary of the Retirement Date.
[4]	Service-based SARs will vest on 2/3/2017 and may be exercised until the third anniversary of the Retirement Date.
[5]	Performance-based SARs remain subject to the performance criteria and, to the extent the performance criteria is attained, can vest as early as 2/3/2017 and be exercised through the original expiration date.

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EXHIBIT D

INDEMNIFICATION AGREEMENT

[Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Chipotle Mexican Grill, Inc. on March 21, 2007]

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